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                                                                     EXHIBIT 4.1


                               THIRD AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT


     THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (sometimes herein this "Third Amendment") is made and entered into as of the 21st day of July, 1998, by and between SHOLODGE, INC., a Tennessee corporation with its principal place of business at 130 Maple Drive North, Hendersonville, Tennessee 37075 (hereinafter referred to as the "Company"), and RICHARD L. JOHNSON, a resident of the State of Tennessee (hereinafter referred to as "Johnson").

                              W I T N E S S E T H:

     WHEREAS, the Company and Johnson entered into that certain Registration Rights Agreement (hereinafter referred to as the "Agreement") dated as of December 11, 1991; and

     WHEREAS, pursuant to that certain First Amendment to Registration Rights Agreement (the "First Amendment"), dated as of October 10, 1996, between the Company and Johnson, certain provisions of the Agreement were amended; and

     WHEREAS, pursuant to that certain Second Amendment to Registration Rights Agreement (the "Second Amendment"), dated as of June 20, 1997, between the Company and Johnson, certain provisions of the Agreement were further amended ("Agreement" as referred to hereinafter means the Agreement as amended by the First Amendment and by the Second Amendment); and

     WHEREAS, the Company and Johnson now desire to further amend certain provisions of the Agreement as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties do hereby agree as follows:

     1. The definition of "Stock Option Agreement" in paragraph 1 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

          "Stock Option Agreement" means that certain Amended and Restated Stock Option Agreement dated March 9, 1992, but effective as of April 1, 1984, as amended by that certain First Amendment to Amended and Restated Stock Option Agreement dated as of October 10, 1996, as further amended by that certain Second Amendment to Amended and Restated Stock Option Agreement dated as of June 20, 1997, and as further amended by that certain Third Amendment to Amended and Restated Stock Option Agreement dated as of July 21, 1998, all between Leon Moore and Johnson.

     2. Paragraph 2(a) of the Agreement is hereby amended by changing the date "December 11, 1998" in the first sentence thereof to "December 11, 1999".
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     3. Paragraph 3(a) of the Agreement is hereby amended by changing the date
"December 11, 1998" in the first sentence thereof to "December 11, 1999".

     4. Except as hereby modified and amended, the Agreement shall in all other respects remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Registration Rights Agreement on the day and year first above written.


                                        SHOLODGE, INC.


                                        By:/S/ Leon Moore
                                           ---------------------------
                                        Title: President
                                              ------------------------


                                        /S/ Richard L. Johnson
                                        ------------------------------
                                        RICHARD L. JOHNSON